EXHIBIT 99.1

FOR IMMEDIATE RELEASE Contact: John Gonsior, CFO (763) 392-6200

Insignia Systems, Inc. Announces a Profitable Third Quarter

MINNEAPOLIS  —  October 30, 2013 — Insignia Systems, Inc. (Nasdaq: ISIG) today reported the following results for the three and nine months ended September 30, 2013, as compared to the three and nine months ended September 30, 2012.

	Three months ended	Three months ended	% increase
	9/30/2013	9/30/2012	(decrease)

POPS revenue	$6,927,000	$5,710,000	21.3%
Products revenue	393,000	364,000	8.0%
Total net sales	7,320,000	6,074,000	20.5%

Operating income	$544,000	$476,000

Net income	$354,000	$380,000

Net income per share:
Basic	$0.03	$0.03
Diluted	$0.03	$0.03

	Nine months ended	Nine months ended	% increase
	9/30/2013	9/30/2012	(decrease)

POPS revenue	$19,642,000	$13,489,000	45.6%
Products revenue	1,207,000	1,355,000	(10.9)%
Total net sales	20,849,000	14,844,000	40.5%

Operating income (loss)	$1,689,000	$(2,492,000)

Net income (loss)	$938,000	$(1,693,000)

Net income (loss) per share:
Basic	$0.07	$(0.12)
Diluted	$0.07	$(0.12)

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CEO Glen Dall commented, “I am pleased with our results this quarter and through the first nine months of 2013. The investments we made in sales and technology are beginning to pay out, as can be seen with our 40% growth in year-to-date sales as compared to 2012, and the improvement in gross margin accompanying those higher sales. We believe the results of the Company’s tender offer, while resulting in the tender of fewer shares than we had anticipated, demonstrate that our shareholders support the Company and share our optimism for about the future. Our reconstituted board is supportive of our initiatives and providing valuable leadership as we move into the next phase of our Company’s transformation.

Mr. Dall continued, “Our relationships with News America and Valassis continue to be productive. Fourth quarter bookings are approximately $5.8 million with three weeks left to sell. We continue to maintain sales focus to help our Company be profitable in the fourth quarter and complete a very successful year. While we do not expect to achieve the high growth rate next year that we have seen in 2013, we will continue to place resources on developing future products and strategies to provide necessary diversification in our product offerings.”

Selected Financial Information

CFO John Gonsior stated, “Our balance sheet remains strong, with over $21.4 million in working capital, versus $21.8 million at December 31, 2012. As of September 30, 2013, we had cash and cash equivalents balances of $20.7 million, versus $20.3 million at December 31, 2012. Gross profit has continued its positive trend, staying above 45% for both the three and nine months ended September 30, 2013. Additionally, given the large increase in sales, combined with fourth quarter bookings, certain performance-based compensation accruals were triggered in the third quarter, which increased our expenses.”

Conference Call

The Company will host a conference call today, October 30, at 4:00 p.m. Central Time. To access the live call, dial 877-268-1608. The Conference ID is 98094181. Please be sure to call in about 5-10 minutes before the call is scheduled to begin. Audio replay will be available approximately two hours after the call until November 6, 2013. To access the replay, dial 855-859-2056 and reference Conference ID 98094181.

About Insignia System, Inc.

Insignia Systems, Inc. is a developer and marketer of in-store media solutions, programs and services to retailers and consumer goods manufacturers. Through its Point-Of-Purchase Services (POPS) business, Insignia inspires shoppers and delivers value by providing at-shelf advertising solutions in an available network of over 13,000 chain retail supermarkets, over 1,700 mass merchants and 7,000 dollar stores. Through the nationwide POPS network, over 200 major consumer goods manufacturers, including General Mills, Kellogg Company, Hormel, Nestlé, and Armour-Eckrich, have taken their brand messages to the point-of-purchase. For additional information, contact (888) 474-7677, or visit the Insignia website at www.insigniasystems.com.

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Cautionary Statement for the Purpose of Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

Statements in this press release or the subsequent conference call which are not statements of historical or current facts are considered forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. The words “believes,” “expects,” “anticipates,” “seeks” and similar expressions identify forward-looking statements.  Readers are cautioned not to place undue reliance on these or any forward-looking statements, which speak only as of the date of this press release and conference call. Statements made in this press release (or during the conference call referred to herein) by the Company, its President and CEO Glen Dall or its Vice President of Finance and CFO John Gonsior, regarding, for instance: current expectations as to future financial performance (including but not limited to bookings for the fourth fiscal quarter of 2013 and results for fiscal year 2013); our ability to continue revenue growth, cost improvements and to maintain profitability; current sales trends with consumer packaged goods manufacturers; the expected addition of retailers and the ability to increase revenue; continued success in our business relationships with News America and Valassis;  our ability to develop and successfully implement new products to diversify our business and to increase our retailer access for these products, are forward-looking statements. These forward-looking statements are based on current information, which we have assessed and which by its nature is dynamic and subject to rapid and even abrupt changes. As such, actual results may differ materially from the results or performance expressed or implied by such forward-looking statements.  Forward-looking statements involve known and unknown risks, uncertainties and other factors, including: (i) the risk that management may be unable to fully or successfully implement its business plan to achieve and maintain profitability in the future; (ii) the risk that the Company will not be able to expand core product offerings or to develop and implement new product offerings in a successful manner, including our ability to gain retailer acceptance of new product offerings; (iii) the unexpected loss of a major consumer packaged goods manufacturer relationship or retailer agreement or termination of our relationship with News America or Valassis; (iv) prevailing market conditions in the in-store advertising industry, including intense competition for agreements with retailers and consumer packaged goods manufacturers and the effect of any delayed or cancelled customer programs; (v) potentially incorrect assumptions by management with respect to the financial effect of cost containment or reduction initiatives, current strategic decisions, current sales trends for fiscal year 2013; and (vi) other economic, business, market, financial, competitive and/or regulatory factors affecting the Company’s business generally, including those set forth in our Annual Report on Form 10-K for the year ended December 31, 2012 and additional risks, if any, identified in our Quarterly Reports on Form 10-Q and our Current Reports on Forms 8-K filed with the SEC. Such forward-looking statements should be read in conjunction with the Company’s filings with the SEC. The Company assumes no responsibility to update the forward-looking statements contained in this press release or the reasons why actual results would differ from those anticipated in any such forward-looking statement, other than as required by law.

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Insignia Systems, Inc.

STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Net sales	$7,320,000	$6,074,000	$20,849,000	$14,844,000
Cost of sales	4,000,000	3,514,000	11,452,000	9,890,000
Gross profit	3,320,000	2,560,000	9,397,000	4,954,000
Operating expenses:
Selling	1,586,000	1,097,000	4,138,000	3,871,000
Marketing	220,000	230,000	649,000	919,000
General and administrative	970,000	757,000	2,921,000	2,656,000

Operating income (loss)	544,000	476,000	1,689,000	(2,492,000)
Other income, net	6,000	6,000	20,000	20,000

Income (loss) before taxes	550,000	482,000	1,709,000	(2,472,000)
Income tax expense (benefit)	196,000	102,000	771,000	(779,000)

Net income (loss)	$354,000	$380,000	$938,000	$(1,693,000)

Net income (loss) per share:
Basic	$0.03	$0.03	$0.07	$(0.12)
Diluted	$0.03	$0.03	$0.07	$(0.12)

Shares used in calculation of net income (loss) per share:
Basic	13,230,000	13,602,000	13,515,000	13,605,000
Diluted	13,370,000	13,603,000	13,581,000	13,605,000

SELECTED BALANCE SHEET DATA

	(Unaudited)
	September 30,	December 31,
	2013	2012

Cash and cash equivalents	$20,735,000	$20,271,000
Working capital	21,434,000	21,791,000
Total assets	31,907,000	31,706,000
Total liabilities	6,389,000	5,211,000
Shareholders’ equity	25,518,000	26,495,000

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